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EXHIBIT 24

                              WELLS FARGO & COMPANY

                          Power of Attorney of Director


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute, and appoint PHILIP J. QUIGLEY, a director and Chairman of the Audit and Examination Committee of the Board of Directors, and CYNTHIA H. MILLIGAN, a director and member of the Audit and Examination Committee of the Board of Directors, and each or either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place, and stead, to sign and affix the undersigned's name as such director of said Company to an Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all amendments thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C. under the Securities Exchange Act of 1934, and the rules and regulations of said Commission, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

      IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 26th day of February, 2002.


/s/ Les Biller                                       /s/ Richard D. McCormick
/s/ J.A. Blanchard III                               /s/ Cynthia H. Milligan
/s/ Michael R. Bowlin                                /s/ Benjamin F. Montoya
/s/ David A. Christensen                             /s/ Philip J. Quigley
/s/ Spencer F. Eccles                                /s/ Donald B. Rice
/s/ Robert L. Joss                                   /s/ Judith M. Runstad
/s/ Reatha Clark King                                /s/ Susan G. Swenson
/s/ Richard M. Kovacevich                            /s/ Michael W. Wright